Exhibit 99.1

FOR IMMEDIATE RELEASE

PRIMUS GUARANTY RECEIVES NON-COMPLIANCE NOTICE FROM NEW YORK STOCK EXCHANGE

Hamilton, Bermuda, November 7, 2008 – Primus Guaranty, Ltd. (NYSE:PRS) (the “Company”) announced today that it has been notified by NYSE Regulation, Inc. that it is not in compliance with one of the continued listing standards of the New York Stock Exchange (the “NYSE”). The NYSE will make available on its consolidated tape beginning on November 14, 2008 an indicator, “.BC,” on the Company’s trading symbol indicating that the Company is below the NYSE’s quantitative continued listing standards.

The Company is considered below criteria established by the NYSE because the Company’s total market capitalization has been less than $75 million over a consecutive 30 trading-day period and its last reported shareholders’ equity was less than $75 million.

In accordance with NYSE procedures, the Company must (i) acknowledge to the NYSE receipt of the notification within 10 business days of receipt; and (ii) provide the NYSE within 90 days with a business plan that outlines the definitive action the Company has taken, or proposes to take, in order to bring it into compliance with its continued listing standards within 18 months of receipt of the notification. The Company intends to provide the NYSE with both the requisite acknowledgement and a business plan outlining the definitive action the Company has taken and will take in order to bring it into compliance with the continued listing standards.

If the average closing price of the Company’s common shares is less than $1.00 over a consecutive 30 trading-day period, the Company will also receive a formal written notice from the NYSE regarding its non-compliance with an additional NYSE listing standard (the “Closing Price Rule”).  As of November 6, 2008, the average closing price of the Company’s common shares over the last 30 consecutive trading days was $1.20 and the closing price of the Company’s common shares on November 6, 2008 was $0.64.  The Company believes it will be out of compliance with this additional listing standard, unless the market price of its common shares increases significantly in the near term.  In order to remain in compliance with the Closing Price Rule, the share price and the consecutive 30 trading-day closing price of the Company’s common shares must be above $1.00 within six months from the date the Company receives formal notice of non-compliance from the NYSE. Should the Company fail to meet these standards at the expiration of the six month period, the NYSE will commence suspension and delisting procedures.

About Primus Guaranty
Primus Guaranty, Ltd. is a Bermuda company, with its principal operating subsidiaries, Primus Financial Products, LLC and Primus Asset Management, Inc. Primus Financial Products provides protection against the risk of default on corporate, sovereign and asset-backed security obligations through the sale of credit swaps to dealers and banks. Primus Asset Management provides credit portfolio management services to Primus Financial Products, and manages private investment vehicles, including two collateralized loan obligations and three synthetic collateralized swap obligations for third parties.

Safe Harbor Statement
Some of the statements included in this press release and other statements Primus Guaranty may make, particularly those anticipating future financial performance, business prospects, growth and operating strategies, market performance, valuations and similar matters, are forward-looking statements that involve a number of assumptions, risks and uncertainties, which change over time. For those statements, Primus Guaranty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any such statements speak only as of the date they are made, and Primus Guaranty assumes no duty to, and does not undertake to, update any forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements, and future results could differ materially from historical performance. For a discussion of the factors that could affect the company’s actual results please refer to the risk factors identified from time to time in the company’s SEC reports, including, but not limited to, Primus Guaranty’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission.

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